Exhibit 5.1

Virax Biolabs Group Limited c/o - Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9009 Cayman Islands	D +852 3656 6054/+852 3656 6061
E nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/ACG/500373.00003

23 August 2024

Virax Biolabs Group Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the offer and sale by the Company, in a registered direct offering of an aggregate of 1,108,892 ordinary shares of the Company of US$0.001 par value each (the Offer Shares), pursuant to a securities purchase agreement dated 21 August 2024 between the Company and the purchasers named therein (the Securities Purchase Agreement). The Company has also entered into that certain letter agreement, dated as of June 6, 2024, by and between the Company and H.C. Wainwright & Co., LLC (the Placement Agent), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the offering and the Company has agreed to register and issue to the Placement Agent (or its designees) warrants (the Placement Agent Warrants) to purchase up to an aggregate of 77,622 ordinary shares of the Company of US$0.001 par value each (the Warrant Shares).

The Offer Shares will be sold by the Company pursuant to the Company’s effective shelf registration statement on Form F-3 (File no. 333-275893), which was filed with the Securities and Exchange Commission (the Commission) and declared effective on 15 December 2023 (including information deemed incorporated by reference therein, the Registration Statement), the base prospectus, dated 15 December 2023, forming a part of the Registration Statement, with respect to the offering from time to time of the Company’s securities (the Base Prospectus), and the prospectus supplement, dated 21 August 2024, as filed with the Commission on or about the date hereof pursuant to Rule 424(b) under the Securities Act of 1993, as amended (including the documents incorporated by reference therein, the Prospectus Supplement).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan Lin Han Cecilia Li Rachel Huang Richard Bennett James Bergstrom Marcus Leese

opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)
the certificate of incorporation of the Company dated 2 September 2021 issued by the Registrar of Companies of the Cayman Islands (the Registrar) and a certificate of incorporation on change of name of the Company dated 19 January 2022 issued by the Registrar;
(b)
the third amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 6 December 2023 and effective on 18 December 2023 (the Memorandum and Articles);
(c)
a certificate of good standing dated 22 August 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;
(d)
the register of directors and officers of the Company as at 21 June 2024 (the Register of Directors);
(e)
the listed register of members of the Company provided to us on 21 August 2024 showing the total issued shares of the Company as at 20 August 2024 as 3,233,064 ordinary shares (the Listed Register of Members, and together with the Register of Directors, the Registers);
(f)
a certificate dated 23 August 2024 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate);
(g)
the written resolutions of the board of directors of the Company dated 22 August 2024 (the Board Resolutions);
(h)
the Securities Purchase Agreement;
(i)
the form of the Placement Agent Warrant;
(j)
the Registration Statement;
(k)
the Base Prospectus; and
(l)
the Prospectus Supplement.

Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(m)
all original documents examined by us are authentic and complete;
(n)
all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;
(o)
all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;
(p)
each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;
(q)
the Memorandum and Articles are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;
(r)
the Securities Purchase Agreement has been duly authorised, executed and unconditionally delivered by or on behalf of all respective parties thereto in accordance with all relevant laws, and that such execution and delivery and the performance of the obligations therein contained is within the capacity and powers of, and will be legal, valid, binding and enforceable against, all relevant parties in accordance with their terms under all relevant laws (other than the Company as regards to the laws of the Cayman Islands);
(s)
the Placement Agent Warrants have been duly authorised, and will be duly executed and unconditionally delivered by or on behalf of all respective parties thereto in accordance with all relevant laws prior to its issuance, and that such execution and delivery and the performance of the obligations therein contained will be within the capacity and powers of, and will be legal, valid, binding and enforceable against, all relevant parties in accordance with their terms under all relevant laws;
(t)
all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;
(u)
the resolutions passed in the Board Resolutions remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transaction and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(v)
neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;
(w)
the Company is, and after the issuance of the Offer Shares and the allotment of the ordinary shares of the Company upon exercise of any Placement Agent Warrants (the Warrant Shares), will be able to pay its liabilities as they fall due; and
(x)
there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications and the limitations set forth below, we are of the opinion that:

Valid Issuance of Offer Shares

(a)
The Offer Shares to be issued pursuant to the Securities Purchase Agreement have been duly authorised for issue and when:
(i)
issued by the Company in accordance with the Securities Purchase Agreement, the Board Resolutions and the Company's then effective memorandum and articles of association and once consideration as stated in the said documents which shall not be less than the par value per Offer Share is paid; and
(ii)
such issuance of Offer Shares has been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable under Cayman Islands law.

Limitations and Qualifications
4.1
We offer no opinion:
(a)
as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or
(b)
except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.
4.2
Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.
4.3
In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Governing law of this opinion
5.1
This opinion is:
(a)
governed by, and shall be construed in accordance with, the laws of the Cayman Islands;
(b)
limited to the matters expressly stated in it; and
(c)
confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.
5.2
Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” and "Enforceability of Civil Liabilities" of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the issuance of the Offer Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier